                                                                 Exhibit 10.65FT

                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS
                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release is made as of the 16th day of September, 1999, between Gary Roy Billings, a Wisconsin resident ("Billings"), and Futech Interactive Products, Inc., an Arizona corporation ("Futech").

RECITALS:

     By this Settlement Agreement and Mutual Release, Billings and Futech release all claims against each other arising out of that Agreement for Purchase and Sale of Assets dated October 17, 1997, and the Amendments thereto, and settle all claims for the consideration described more fully below.

     On October 17, 1997, XYZ Group, Inc., a Wisconsin corporation and Futech entered into an Agreement for Purchase and Sale of Assets ("Agreement"). The Agreement was twice amended, with the Second Amendment to Agreement for Purchase and Sale of Assets being executed on April 29, 1998.

     Disputes arose between Billings and Futech, and Billings subsequently brought suit in the Circuit Court for the State of Wisconsin, Waukesha County on or about November 19, 1998. That action subsequently was dismissed.

     On August 18, 1999, and before the commencement of arbitration proceedings in the State of Arizona, the parties met with a mediator, and agreed to resolve all claims arising under the Agreement and its Amendments on the terms set forth herein. Billings and Futech both feel that they have valid claims and/or defenses, but appreciative of the costs and risks of litigation, have agreed to enter into this Settlement Agreement and Mutual Release.

TERMS:

1 Futech agrees to pay the total amount of $2,250,000 to Billings in full satisfaction of any and all payments claimed by Billings to be due under the Agreement for Purchase and Sale of Assets, and Amendments thereto. Payment shall be made by wire transfer to M&I Lakes County Bank, Milwaukee, Wisconsin, routing number 075911920, in favor of Gary Roy Billings, account number 13644708 on or before 5:00 p.m., Pacific Time, December 7, 1999.


2 In consideration for the payment described in Paragraph 1 above, Billings hereby releases and discharges Futech, and Futech hereby releases and discharges Billings, from (1) any and all claims, losses, damages, costs, demands, fees and expenses of any kind whatsoever arising in any way under or out of any business transactions with Futech, including, without limitation, any and all claims arising under or out of the Agreement and Amendments thereto, and from (2) all acts, and alleged acts and omissions of the parties whether before or after the execution of the Agreement and the Amendments thereto.

     2.1 The mutual releases and all promises provided herein shall extend to, and likewise bind the parties' agents, assigns, employees, principals, representatives, officers, directors, successors, heirs, personal representatives, administrators and trustees.

     2.2 The parties understand and agree that the scope of the mutual releases provided for herein is general, and not limited, and includes all claims, whether in contract or in tort, whether arising under statute or common law, including, without limitation, claims for breach of contract and/or fiduciary duty, negligence claims, personal injury and property damages of any kind, punitive damages, loss of profits, taxable costs, and attorneys' fees, whether now known or unknown, and all interest of any kind on any said sums including, without limitation, all consequences and complications of claims, damages, and causes of action, even those that may be and/or are presently unsuspected and/or undiscovered.

3 Billings has executed his resignation from the Board of Directors of Futech, and delivered the resignation to Futech's counsel. Counsel shall hold the resignation in trust until this Settlement Agreement is signed by all parties. At that time, the resignation shall be delivered to Futech.

     3.1 Notwithstanding the foregoing provision, Billings' resignation is premised upon the complete payment of the sums identified in Paragraph 1 above and in Paragraph 1 of the Employment Contract Settlement Agreement and Mutual Release. In the event that full payments are not made by the dates set forth in said Paragraphs, Billings shall have the right, at his sole discretion, to revoke said resignation.

4 The terms of this Settlement Agreement and Mutual Release are not admissible in any event in any arbitration proceeding which may occur under Paragraph 6 below. In addition, the terms shall remain confidential, except as the parties may be required by applicable law to disclose such information or except in the case of a legal action commenced under Paragraph 7, if full payment of all sums set forth in Paragraph 1 above is made; and if such sums are not timely paid consistent with Paragraph 1 above, the parties shall be under no such confidentiality obligation.

5 Each party agrees, in consideration of the payment set forth in Paragraph 1 above, and the mutual releases described in Paragraphs 2-2.2 above, not to make, print, circulate, or distribute in any way any negative, disparaging, inaccurate or harmful remarks, statements, memoranda or other negative or harmful communications regarding the other party.

6 The parties recognize that full payment of the sum identified in Paragraph 1 above as well as that sum identified in the Employment Contract Settlement Agreement and Mutual Release obviates the need for arbitration or any other legal proceeding. However, subject to the option to commence an action for the exclusive remedy set forth in Paragraph 6, the parties agree to arbitrate any and all claims arising under the Agreement and its Amendments on an expedited arbitration schedule in the event of a breach of either Settlement Agreement and Mutual Release. Therefore, the parties agree that the following arbitration schedule shall be followed:

     6.1 An arbitration proceeding, conducted according to the rules of the American Arbitration Association and before the Honorable Judge Robert Corcoran, or such other arbitrator as the parties may determine, shall commence no later than April 11, 2000, or such later date as is convenient to the arbitrator and is close in time to said date.

     6.2 A pre-hearing conference with the arbitrator, to discuss and establish dates for such exchange of information, exchange of written discovery, and depositions, as the parties may agree to, shall be scheduled for December 21, 1999 or such later date as is convenient to the arbitrator.

7 In the event of a breach of this Settlement Agreement and Mutual Release, the non-breaching party shall have the option, as an alternative to arbitration under Paragraph 6, to bring an action for the specific performance of this Agreement, in which event the sole and exclusive remedy shall be the payment of such sums or the performance of such other obligations as are set forth in this Agreement. The successful party in such action shall be entitled to an award of its/his reasonable attorneys' fees and costs.

8 The parties recognize and agree that a breach of either or both this Settlement Agreement or the contemporaneously executed Employment Contract Settlement Agreement and Mutual Release will constitute a breach of both Settlement Agreements.

9 The parties recognize that Billings currently is in possession of a 1996 Jaguar XJ6, Serial No. SAJKX6740TC63253. The parties further recognize that in consideration for the mutual promises exchanged herein, Futech shall immediately upon complete execution of this Agreement transfer to him such documents of title as may be necessary to transfer the title to him or his nominee.

10 This Settlement Agreement and Mutual Release is entered into in compromise of disputed claims and defenses. Nothing contained herein is intended in any way to constitute an admission of breach of contract, or liability of any kind of any party being released herein, all such liability being expressly denied, nor is it intended to constitute a waiver of any claims or defenses. The execution of this Settlement Agreement and Mutual Release is not admissible and shall not be deemed relevant in the event of arbitration.

11 This document shall be considered the product of mutual draftsmanship, and shall not be considered the product of either party.

12 Arizona law shall apply to the interpretation of this Settlement Agreement and Mutual Release. If suit shall be brought under Paragraph 7, suit shall be brought in the Superior Court of the State of Arizona, in and for the County of Maricopa.

13 The parties represent that each is authorized to enter into this Settlement Agreement and Mutual Release.

14 The undersigned hereby acknowledge that they and each of them have made such analysis and investigation of the facts as they deem appropriate, and that they do not rely on any representation, warranty or assertion made to them by the other or by anyone on the other's behalf, and they and each of them declare that the terms of this Agreement have been completely read, are fully understood and are voluntarily accepted.

15 This writing is intended by the parties as a final expression of their agreement and is intended also as a complete and exclusive statement of the terms and conditions of their agreement.

16 This Settlement Agreement and Mutual Release may be executed in several counterparts, which, when taken together shall constitute a single, fully-executed Agreement.

                                        FUTECH

/s/ Gary Roy Billings                   by
-------------------------------------      -----------------------------------
Gary Roy Billings                          its
                                               -------------------------------

Dated this 16th day of Sept., 1999.     Dated this    day of           , 1999.